FORM OF
                       COMMUNITY CAPITAL BANCSHARES, INC.

                            4,000 CAPITAL SECURITIES


                        FLOATING RATE CAPITAL SECURITIES
               (LIQUIDATION AMOUNT $1,000.00 PER CAPITAL SECURITY)


                               PLACEMENT AGREEMENT

                              ____________________

                                                                  March 17, 2003



FTN Financial Capital Markets
845 Crossover Lane, Suite 150
Memphis, Tennessee  38117

Keefe, Bruyette & Woods, Inc.
787 7th Avenue
4th Floor
New York, New York  10019

Ladies  and  Gentlemen:

     Community Capital Bancshares, Inc., a Georgia corporation (the "Company"), and its financing subsidiary, Community Capital Statutory Trust I, a Connecticut statutory trust (the "Trust," and hereinafter together with the Company, the "Offerors"), hereby confirm their agreement (this "Agreement") with you as placement agents (the "Placement Agents"), as follows:

SECTION 1.  ISSUANCE  AND  SALE  OF  SECURITIES.
            ------------------------------------

     1.1.  INTRODUCTION.  The  Offerors propose to issue and sell at the Closing
           ------------
(as defined in Section 2.3.1 hereof) 4,000 of the Trust's Floating Rate Capital Securities, with a liquidation amount of $1,000.00 per capital security (the "Capital Securities"), to Preferred Term Securities IX, Ltd., a company with limited liability established under the laws of the Cayman Islands (the "Purchaser") pursuant to the terms of a Subscription Agreement entered into, or to be entered into on or prior to the Closing Date (as defined in Section 2.3.1 hereof), between the Offerors and the Purchaser (the "Subscription Agreement"), the form of which is attached hereto as Exhibit A and incorporated herein by
                                            ---------
this  reference.

     1.2.  OPERATIVE  AGREEMENTS.  The  Capital  Securities  shall  be fully and
           ---------------------
unconditionally guaranteed on a subordinated basis by the Company with respect to distributions and amounts payable upon liquidation, redemption or repayment (the "Guarantee") pursuant and subject to the Guarantee Agreement (the "Guarantee Agreement"), to be dated as of the Closing Date and executed and delivered by the Company and U. S. Bank National Association ("U. S. Bank"), as trustee (the "Guarantee Trustee"), for the benefit from time to time of the holders of the Capital Securities. The entire proceeds from the sale by the Trust to the holders of the Capital Securities shall be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and shall be used by the Trust to purchase $4,124,000.00 in principal amount of the Floating Rate Junior Subordinated Deferrable Interest Debentures (the "Debentures") of the Company. The Capital Securities and the Common Securities for the Trust shall be issued pursuant to an Amended and Restated Declaration of Trust among U. S. Bank, as institutional trustee (the "Institutional Trustee"), the Administrators named therein, and the Company, to be dated as of the Closing Date and in substantially the form heretofore delivered to the Placement Agents (the "Trust Agreement"). The Debentures shall be issued pursuant to an Indenture (the "Indenture"), to be dated as of the Closing Date, between the Company and U. S. Bank, as indenture trustee (the "Indenture Trustee"). The documents identified in this Section 1.2 and in Section 1.1 are referred to herein as the "Operative Documents."

     1.3.  RIGHTS  OF PURCHASER.  The  Capital  Securities  shall be offered and
            --------------------
sold by the Trust directly to the Purchaser without registration of any of the Capital Securities, the Debentures or the Guarantee under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities laws in reliance upon exemptions from the registration requirements of the Securities Act and other applicable securities laws. The Offerors agree that this Agreement shall be incorporated by reference into the Subscription Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under this Agreement and shall be entitled to enforce obligations of the Offerors under this Agreement as fully as if the Purchaser were a party to this Agreement. The Offerors and the Placement Agents have entered into this Agreement to set forth their understanding as to their relationship and their respective rights, duties and obligations.

     1.4.  LEGENDS.  Upon  original  issuance thereof, and until  such  time  as
           -------
the same is no longer required under the applicable requirements of the Securities Act, the Capital Securities and Debentures certificates shall each contain a legend as required pursuant to any of the Operative Documents.

SECTION  2.   PURCHASE  OF  CAPITAL  SECURITIES.
              ---------------------------------

     2.1.  EXCLUSIVE  RIGHTS; PURCHASE PRICE.  From  the  date  hereof until the
           ---------------------------------
Closing Date (which date may be extended by mutual agreement of the Offerors and the Placement Agents), the Offerors hereby grant to the Placement Agents the exclusive right to arrange for the sale of the Capital Securities to the Purchaser at a purchase price of $1,000.00 per Capital Security.

     2.2.  SUBSCRIPTION  AGREEMENT.  The Offerors hereby agree to evidence their
            -----------------------
acceptance of the subscription by countersigning a copy of the Subscription Agreement and returning the same to the Placement Agents.

     2.3.   CLOSING  AND  DELIVERY  OF  PAYMENT.
            -----------------------------------

          2.3.1.  CLOSING; CLOSING DATE. The sale and  purchase  of  the Capital
                  ---------------------
Securities  by  the Offerors to the Purchaser shall take place at a closing (the
"Closing") at the offices of Lewis, Rice & Fingersh, L.C., at 10:00 a.m. (St. Louis time) on March 26, 2003, or such other business day as may be agreed upon by the Offerors and the Placement Agents (the "Closing Date"); provided,
                                                                       --------
however, that in no event shall the Closing Date occur later than March 28, 2003
-------
unless consented to by the Purchaser. Payment by the Purchaser shall be payable in the manner set forth in the Subscription Agreement and shall be made prior to or on the Closing Date.

          2.3.2.  DELIVERY.  The certificate for the Capital Securities shall be
                  --------
in definitive form, registered in the name of the Purchaser and in the aggregate amount of the Capital Securities purchased by the Purchaser.

          2.3.3.  TRANSFER AGENT. The  Offerors  shall  deposit  the certificate
                  --------------
representing the Capital Securities with the Institutional Trustee or other appropriate party prior to the Closing Date.

     2.4.   PLACEMENT  AGENTS'  FEES  AND  EXPENSES.
            ---------------------------------------

          2.4.1.  PLACEMENT  AGENTS' COMPENSATION. Because the proceeds from the
                  -------------------------------
sale of the Capital Securities shall be used to purchase the Debentures from the Company, the Company shall pay an aggregate of $30.00 for each $1,000.00 of principal amount of Debentures sold to the Trust (excluding the Debentures related to the Common Securities purchased by the Company). Of this amount, $15.00 for each $1,000.00 of principal amount of Debentures shall be payable to FTN Financial Capital Markets and $15.00 for each $1,000.00 of principal amount of Debentures shall be payable to Keefe, Bruyette & Woods, Inc. Such amount shall be delivered to the Trustee or such other person designated by the Placement Agents on the Closing Date and shall be allocated between and paid to the respective Placement Agents as directed by the Placement Agents.

          2.4.2.  COSTS  AND  EXPENSES.  Whether  or  not  this  Agreement  is
                  --------------------
terminated or the sale of the Capital Securities is consummated, the Company hereby covenants and agrees that it shall pay or cause to be paid (directly or by reimbursement) all reasonable costs and expenses incident to the performance of the obligations of the Offerors under this Agreement, including all fees, expenses and disbursements of counsel and accountants for the Offerors; all reasonable expenses incurred by the Offerors incident to the preparation, execution and delivery of the Trust Agreement, the Indenture, and the Guarantee; and all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder and under the Trust Agreement.

     2.5. FAILURE  TO  CLOSE.  If any of the conditions to the Closing specified
           ------------------
in this Agreement shall not have been fulfilled to the satisfaction of the Placement Agents or if the Closing shall not have occurred on or before 10:00 a.m. (St. Louis time) on March 28, 2003, then each party hereto, notwithstanding anything to the contrary in this Agreement, shall be relieved of all further obligations under this Agreement without thereby waiving any rights it may have by reason of such nonfulfillment or failure; provided, however, that the
                                                    --------   -------
obligations of the parties under Sections 2.4.2, 7.5 and 9 shall not be so relieved and shall continue in full force and effect.

SECTION 3.   CLOSING  CONDITIONS.  The  obligations  of  the  Purchaser  and the
             -------------------
Placement Agents on the Closing Date shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Offerors contained in this Agreement, to the accuracy, at and as of the Closing Date, of the statements of the Offerors made in any certificates pursuant to this Agreement, to the performance by the Offerors of their respective obligations under this Agreement, to compliance, at and as of the Closing Date, by the Offerors with their respective agreements herein contained, and to the following further conditions:

     3.1.  OPINIONS  OF  COUNSEL.  On  the  Closing  Date,  the Placement Agents
           ---------------------
shall have received the following favorable opinions, each dated as of the Closing Date: (a) from Powell, Goldstein, Frazer & Murphy LLP, counsel for the Offerors and addressed to the Purchaser and the Placement Agents in substantially the form set forth on Exhibit B-1 attached hereto and incorporated
                                    -----------
herein by this reference, (b) from Bingham McCutchen LLP, special Connecticut counsel to the Offerors and addressed to the Purchaser, the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-2 attached hereto
                                                     -----------
and incorporated herein by this reference and (c) from Lewis, Rice & Fingersh, L.C., special tax counsel to the Offerors, and addressed to the Placement Agents and the Offerors, in substantially the form set forth on Exhibit B-3 attached
                                                            -----------
hereto and incorporated herein by this reference, subject to the receipt by Lewis, Rice & Fingersh, L.C. of a representation letter from the Company in the form set forth in Exhibit B-3 completed in a manner reasonably satisfactory to
                    -----------
Lewis, Rice & Fingersh, L.C. (collectively, the "Offerors' Counsel Opinions"). In rendering the Offerors' Counsel Opinions, counsel to the Offerors may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Offerors (copies of which shall be delivered to the Placement Agents and the Purchaser) and by government officials, and upon such other documents as counsel to the Offerors may, in their reasonable opinion, deem appropriate as a basis for the Offerors' Counsel Opinions. Counsel to the Offerors may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Offerors' counsel is not admitted to practice in the State of New York, the opinion of Offerors' counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Offerors' Counsel Opinions shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     3.2.  OFFICER'S CERTIFICATE.  At  the  Closing  Date, the Purchaser and the
           ---------------------
Placement Agents shall have received certificates from the Chief Executive Officer of the Company, dated as of the Closing Date, stating that (i) the representations and warranties of the Offerors set forth in Section 5 hereof are true and correct as of the Closing Date and that the Offerors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, (ii) since the date of this Agreement the Offerors have not incurred any liability or obligation, direct or contingent, or entered into any material transactions, other than in the ordinary course of business, which is material to the Offerors, and (iii) covering such other matters as the Placement Agents may reasonably request.

     3.3.  ADMINISTRATOR'S  CERTIFICATE.  At the Closing Date, the Purchaser and
           ----------------------------
the Placement Agents shall have received a certificate of one or more Administrators of the Trust, dated as of the Closing Date, stating that the representations and warranties of the Trust set forth in Section 5 are true and correct as of the Closing Date and that the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

     3.4.  PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT. The purchase
           -------------------------------------------------------
of and payment for the Capital Securities as described in this Agreement and pursuant to the Subscription Agreement shall (a) not be prohibited by any applicable law or governmental regulation, (b) not subject the Purchaser or the Placement Agents to any penalty or, in the reasonable judgment of the Purchaser and the Placement Agents, other onerous conditions under or pursuant to any applicable law or governmental regulation, and (c) be permitted by the laws and regulations of the jurisdictions to which the Purchaser and the Placement Agents are subject.

     3.5.  CONSENTS  AND  PERMITS. The Company and the Trust shall have received
            ----------------------
all consents, permits and other authorizations, and made all such filings and declarations, as may be required from any person or entity pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company or the Trust is a party or to which either is subject, in connection with the transactions contemplated by this Agreement.

     3.6.  SALE  OF  PURCHASER  SECURITIES.  The  Purchaser  shall  have  sold
           -------------------------------
securities issued by the Purchaser in an amount such that the net proceeds of such sale shall be (i) available on the Closing Date and (ii) in an amount sufficient to purchase the Capital Securities and all other capital or similar securities contemplated in agreements similar to this Agreement and the Subscription Agreement.

     3.7.  INFORMATION. Prior to or on the Closing Date, the Offerors shall have
           -----------
furnished to the Placement Agents such further information, certificates, opinions and documents addressed to the Purchaser and the Placement Agents, which the Placement Agents may reasonably request, including, without limitation, a complete set of the Operative Documents or any other documents or certificates required by this Section 3; and all proceedings taken by the Offerors in connection with the issuance, offer and sale of the Capital Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Placement Agents.

     If any condition specified in this Section 3 shall not have been fulfilled when and as required in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Placement Agents, this Agreement may be terminated by the Placement Agents by notice to the Offerors at any time at or prior to the Closing Date. Notice of such termination shall be given to the Offerors in writing or by telephone or facsimile confirmed in writing.

SECTION  4.  CONDITIONS  TO  THE  OFFERORS'  OBLIGATIONS. The obligations of the
             -------------------------------------------
Offerors to sell the Capital Securities to the Purchaser and consummate the transactions contemplated by this Agreement shall be subject to the accuracy, at and as of the Closing Date, of the representations and warranties of the Placement Agents contained in this Agreement and to the following further conditions:

     4.1.  EXECUTED  AGREEMENT.  The  Offerors  shall  have  received  from  the
           -------------------
Placement  Agents  an  executed  copy  of  this  Agreement.

     4.2.  FULFILLMENT OF OTHER OBLIGATIONS.  The  Placement  Agents  shall have
           --------------------------------
fulfilled all of their other obligations and duties required to be fulfilled under this Agreement prior to or at the Closing.

SECTION 5. REPRESENTATIONS  AND  WARRANTIES  OF  THE  OFFERORS.  Except  as  set
           ---------------------------------------------------
forth on the Disclosure Schedule (as defined in Section 11.1) attached hereto, if any, the Offerors jointly and severally represent and warrant to the Placement Agents and the Purchaser as of the date hereof and as of the Closing Date as follows:

     5.1.  SECURITIES  LAW  MATTERS.
           ------------------------

          (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on any of their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration under the Securities Act of any of the Capital Securities, the Guarantee or the Debentures (collectively, the "Securities") or any other securities to be issued, or which may be issued, by the Purchaser.

          (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf has (i) other than the Placement Agents, offered for sale or solicited offers to purchase the Securities, (ii) engaged or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act ("Regulation S") with respect to the Securities, or (iii) engaged in any form of offering, general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (d) Neither the Company nor the Trust is or, after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in this Agreement, will be an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of Section 3(a) of the Investment Company Act of 1940, as amended (the "Investment Company Act") without regard to Section 3(c) of the Investment Company Act.

          (e) Neither the Company nor the Trust has paid or agreed to pay to any person or entity (other than the Placement Agents) any compensation for soliciting another to purchase any of the Securities.

     5.2.  ORGANIZATION,  STANDING  AND  QUALIFICATION OF THE TRUST.  The  Trust
           --------------------------------------------------------
has been duly created and is validly existing in good standing as a statutory trust under the Connecticut Statutory Trust Act (the "Statutory Trust Act") with the power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Trust. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will, under current law, be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

     5.3.  TRUST  AGREEMENT. The Trust Agreement has been duly authorized by the
           ----------------
Company and, on the Closing Date, will have been duly executed and delivered by the Company and the Administrators of the Trust, and, assuming due authorization, execution and delivery by the Institutional Trustee, will be a valid and binding obligation of the Company and such Administrators, enforceable against them in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation and other laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) ("Bankruptcy and Equity"). Each of the Administrators of the Trust is an employee or a director of the Company or of a financial institution subsidiary of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

     5.4.  GUARANTEE AGREEMENT AND THE INDENTURE.  Each of the Guarantee and the
           -------------------------------------
Indenture has been duly authorized by the Company and, on the Closing Date will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Guarantee Trustee, in the case of the Guarantee, and by the Indenture Trustee, in the case of the Indenture, will be a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to Bankruptcy and Equity.

     5.5.  CAPITAL SECURITIES AND COMMON SECURITIES.  The Capital Securities and
           ----------------------------------------
the Common Securities have been duly authorized by the Trust Agreement and, when issued and delivered against payment therefor on the Closing Date to the Purchaser, in the case of the Capital Securities, and to the Company, in the case of the Common Securities, will be validly issued and represent undivided beneficial interests in the assets of the Trust. None of the Capital Securities or the Common Securities is subject to preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance.

     5.6.  DEBENTURES. The  Debentures  have been duly authorized by the Company
           ----------
and, at the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture, and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor by the Trust, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture enforceable against the Company in accordance with their terms, subject to Bankruptcy and Equity.

     5.7.  POWER  AND  AUTHORITY.  This  Agreement  has  been  duly  authorized,
           ---------------------
executed and delivered by the Company and the Trust and constitutes the valid and binding obligation of the Company and the

Trust, enforceable against the Company and the Trust in accordance with its terms, subject to Bankruptcy and Equity.

     5.8.  NO DEFAULTS.     The Trust is not in violation of the Trust Agreement
           ------------
or, to the knowledge of the Administrators, any provision of the Statutory Trust Act. The execution, delivery and performance by the Company or the Trust of this Agreement or the Operative Documents to which it is a party, and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or other encumbrance upon any property or assets of the Trust, the Company or any of the Company's Subsidiaries (as defined in Section 5.11 hereof) pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust, the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default, lien, charge or encumbrance which could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect nor will such action result in any violation of the Trust Agreement or the Statutory Trust Act or require the consent, approval, authorization or order of any court or governmental agency or body. As used herein, the term "Material Adverse Effect" means any one or more effects that individually or in the aggregate are material and adverse to the Offeror's ability to consummate the transactions contemplated herein or in the Operative Documents or any one or more effects that individually or in the aggregate are material and adverse to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company and its Subsidiaries taken as whole, whether or not occurring in the ordinary course of business.

     5.9.  ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY.  The Company
           -------------------------------------------------------
has been duly incorporated and is validly existing as a corporation in good standing under the laws of Georgia, with all requisite corporate power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

     5.10. SUBSIDIARIES  OF  THE  COMPANY.  Each  of  the  Company's significant
           ------------------------------
subsidiaries (as defined in Section 1-02(w) of Regulation S-X to the Securities Act (the "Significant Subsidiaries")) is listed in Exhibit C attached hereto and
                                                   ---------
incorporated herein by this reference. Each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, with all requisite power and authority to own its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign entity in each jurisdiction where the nature of its activities requires such qualification, except where the failure of any such Significant Subsidiary to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of the Significant Subsidiaries (a) have been duly authorized and are validly issued, (b) are fully paid and nonassessable, and (c) are wholly owned, directly or indirectly, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction upon voting or transfer, preemptive rights, claim, equity or other defect.

     5.11. PERMITS.  The Company  and  each  of  its subsidiaries (as defined in
           -------
Section 1-02(x) of Regulation S-X to the Securities Act) (the "Subsidiaries") have all requisite power and authority, and all necessary authorizations, approvals, orders, licenses, certificates and permits of and from regulatory or governmental officials, bodies and tribunals, to own or lease their respective properties and to conduct their respective businesses as now being conducted, except such authorizations, approvals, orders, licenses, certificates and permits which, if not obtained and maintained, would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorizations, approvals, orders, licenses, certificates or permits which, singly or in the aggregate, if the failure to be so licensed or approved is the subject of an unfavorable decision, ruling or finding, would, singly or in the aggregate, have a Material Adverse Effect; and the Company and its Subsidiaries are in compliance with all applicable laws, rules, regulations and orders and consents, the violation of which would, singly or in the aggregate, have a Material Adverse Effect.

     5.12. CONFLICTS,  AUTHORIZATIONS AND APPROVALS.  Neither  the  Company  nor
           ----------------------------------------
any of its Subsidiaries is in violation of its respective articles or certificate of incorporation, charter or by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which either the Company or any of its Subsidiaries is a party, or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, the effect of which violation or default in performance or observance would have, singly or in the aggregate, a Material Adverse Effect.

     5.13. HOLDING COMPANY REGISTRATION  AND DEPOSIT INSURANCE.  The Company  is
           ---------------------------------------------------
duly registered (i) as a bank holding company or financial holding company under the Bank Holding Company Act of 1956, as amended, and the regulations of the Board of Governors of the Federal Reserve System or (ii) as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended, and the regulations of the Office of Thrift Supervision, and the deposit accounts of the Company's Subsidiary depository institutions are insured by the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending or threatened.

     5.14. FINANCIAL  STATEMENTS.
           ---------------------

          (a) The consolidated balance sheets of the Company and all of its Subsidiaries as of December 31, 2002 and December 31, 2001 and related consolidated income statements and statements of changes in shareholders' equity for the 3 years ended December 31, 2002 together with the notes thereto, copies of each of which have been provided to the Placement Agents (together, the "Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the financial position and the results of operations and changes in shareholders' equity of the Company and all of its Subsidiaries as of the dates and for the periods indicated. The books and records of the Company and all of its Subsidiaries have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal and accounting requirements and reflect only actual transactions.

          (b) The information in the Company's report on form FR Y-9SP dated December 31, 2002 (the "FR Y-9SP") previously provided to the Placement Agents fairly presents in all material respects the financial position of the Company and all of its Subsidiaries as of such date.

          (c) Since the respective dates of the Financial Statements and the FR Y-9SP, there has been no material adverse change or development with respect to the financial condition or earnings of the Company and all of its Subsidiaries, taken as a whole.

          (d) The accountants of the Company who certified the Financial Statements are independent public accountants of the Company and its Subsidiaries within the meaning of the Securities Act and the rules and regulations thereunder.

     5.15. REGULATORY  ENFORCEMENT  MATTERS.  Neither the Company nor any of its
           ---------------------------------
Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been since January 1, 2000, a recipient of any supervisory letter from, or since January 1, 2000, has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their ability or authority to pay dividends or make distributions to their shareholders or make payments of principal or interest on their debt obligations, their management or their business (each, a "Regulatory Agreement"), nor has the Company or any of its Subsidiaries been advised since January 1, 2000, by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no material unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries. As used herein, the term "Regulatory Agency" means any federal or state agency charged with the supervision or regulation of depository institutions, bank, financial or savings and loan holding companies, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its Subsidiaries.

     5.16. NO  MATERIAL  CHANGE.  Since December  31,  2002,  there  has been no
           --------------------
material adverse change or development with respect to the condition (financial or otherwise), earnings, affairs, business, prospects or results of operations of the Company or its Subsidiaries on a consolidated basis, whether or not arising in the ordinary course of business.

     5.17. NO  UNDISCLOSED  LIABILITIES.  Neither  the  Company  nor  any of its
           ----------------------------
Subsidiaries has any material liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or its Subsidiaries giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its Subsidiaries since the date of the most recent balance sheet included in the Financial Statements.

     5.18. LITIGATION.  No  charge, investigation, action, suit or proceeding is
           ----------
pending or, to the knowledge of the Offerors, threatened, against or affecting the Company or its Subsidiaries or any of their respective properties before or by any courts or any regulatory, administrative or governmental official, commission, board, agency or other authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could have, singly or in the aggregate, a Material Adverse Effect.

     5.19. DEFERRAL  OF  INTEREST  PAYMENTS  ON  DEBENTURES. The  Company has no
           ------------------------------------------------
present intention to exercise its option to defer payments of interest on the Debentures as provided in the Indenture. The Company believes that the likelihood that it would exercise its right to defer payments of interest on the Debentures as provided in the Indenture at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company's ability to declare or pay dividends or distributions on, or to redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock and on the Company's ability to make any payments of principal, interest or premium on, or repay, repurchase or redeem, any of its debt securities that rank pari passu in all respects with, or junior in interest to, the Debentures.

SECTION 6.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  PLACEMENT  AGENTS.  Each
             ------------------------------------------------------------
Placement Agent represents and warrants to the Offerors as to itself (but not as to the other Placement Agent) as follows:

     6.1.  ORGANIZATION,  STANDING  AND  QUALIFICATION.
           -------------------------------------------

          (a) FTN Financial Capital Markets is a division of First Tennessee Bank, N.A., a national banking association duly organized, validly existing and in good standing under the laws of the United States, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. FTN Financial Capital Markets is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of FTN Financial Capital Markets.

          (b) Keefe, Bruyette & Woods, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to own, lease and operate its properties and conduct its business as currently being conducted. Keefe, Bruyette & Woods, Inc. is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property or conducts its business so as to require such qualification and in which the failure to so qualify would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or results of operations of Keefe, Bruyette & Woods, Inc.

     6.2.  POWER  AND AUTHORITY.  The  Placement  Agent  has all requisite power
           --------------------
and authority to enter into this Agreement, and this Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the legal, valid and binding agreement of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, subject to Bankruptcy and Equity and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws.

     6.3.  GENERAL  SOLICITATION.  In  the  case of  the  offer  and sale of the
           ---------------------
Capital Securities, no form of general solicitation or general advertising was used by the Placement Agent or its representatives including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Neither the Placement Agent nor its representatives have engaged or will engage in any "directed selling efforts" within the meaning of Regulation S with respect to the Capital Securities.

     6.4.  PURCHASER.  The  Placement  Agent has made such reasonable inquiry as
           ---------
is necessary to determine that the Purchaser is acquiring the Capital Securities for its own account, that the Purchaser does not intend to distribute the Capital Securities in contravention of the Securities Act or any other applicable securities laws, and that the Purchaser is not a "U.S. person" as that term is defined under Rule 902 of the Securities Act.

     6.5.  QUALIFIED PURCHASERS.  The  Placement  Agent  has not offered or sold
           --------------------
and will not arrange for the offer or sale of the Capital Securities except (i) in an offshore transaction complying with Rule 903 of Regulation S, or (ii) to those the Placement Agent reasonably believes are "accredited investors" (as defined in Rule 501 of Regulation D), or (iii) in any other manner that does not require registration of the Capital Securities under the Securities Act. In connection with each such sale, the Placement Agent has taken or will take reasonable steps to ensure that the Purchaser is aware that (a) such sale is being made in reliance on an exemption under the Securities Act and (b) future transfers of the Capital Securities will not be made except in compliance with applicable securities laws.

     6.6.  OFFERING  CIRCULARS.  Neither  the  Placement  Agent  nor  its
           -------------------
representatives will include any non-public information about the Company, the Trust or any of their affiliates in any registration statement, prospectus, offering circular or private placement memorandum used in connection with any purchase of Capital Securities without the prior written consent of the Trust and the Company.

SECTION 7.  COVENANTS  OF THE OFFERORS. The Offerors covenant and agree with the
            --------------------------
Placement  Agents  and  the  Purchaser  as  follows:

     7.1.  COMPLIANCE  WITH  REPRESENTATIONS  AND WARRANTIES.  During the period
           -------------------------------------------------
from the date of this Agreement to the Closing Date, the Offerors shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 5 hereof to be true as of the Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date.

     7.2.  SALE  AND  REGISTRATION  OF  SECURITIES.  The  Offerors  and  their
           ---------------------------------------
Affiliates shall not nor shall any of them permit any person acting on their behalf (other than the Placement Agents), to directly or indirectly (i) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would or could be integrated with the sale of the Capital Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) make offers or sales of any such Security, or solicit offers to buy any such Security, under circumstances that would require the registration of any of such Securities under the Securities Act.

     7.3.  USE  OF  PROCEEDS.  The Trust shall use the proceeds from the sale of
           -----------------
the Capital Securities to purchase the Debentures from the Company.

     7.4.  INVESTMENT  COMPANY.  The  Offerors shall  not  engage, or permit any
           -------------------
Subsidiary to engage, in any activity which would cause it or any Subsidiary to be an "investment company" under the provisions of the Investment Company Act.

     7.5.  REIMBURSEMENT  OF  EXPENSES. If the  sale  of  the Capital Securities
           ---------------------------
provided  for  herein  is not consummated (i) because any condition set forth in
Section 3 hereof is not satisfied, or (ii) because of any refusal, inability or failure on the part of the Company or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a breach by the Placement Agents, the Company shall reimburse the Placement Agents upon demand for all of their pro rata share of out-of-pocket expenses (including reasonable fees and disbursements of counsel) in an amount not to exceed $50,000.00 that shall have been incurred by them in connection with the proposed purchase and sale of the Capital Securities. Notwithstanding the foregoing, the Company shall have no obligation to reimburse the Placement Agents for their out-of-pocket expenses if the sale of the Capital Securities fails to occur because the condition set forth in Section 3.6 is not satisfied or because either of the Placement Agents fails to fulfill a condition set forth in Section 4.

     7.6.  DIRECTED SELLING EFFORTS, SOLICITATION AND ADVERTISING. In connection
           ------------------------------------------------------
with any offer or sale of any of the Securities, the Offerors shall not, nor shall either of them permit any of their Affiliates or any person acting on their behalf, other than the Placement Agents, to, (i) engage in any "directed selling efforts" within the meaning of Regulation S, or (ii) engage in any form of general solicitation or general advertising (as defined in Regulation D).

     7.7.  COMPLIANCE WITH RULE 144A(D)(4) UNDER THE SECURITIES ACT.  So long as
           --------------------------------------------------------
any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Offerors will, during any period in which they are not subject to and in compliance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Offerors are not exempt from such reporting requirements pursuant to and in compliance with

Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser in connection with any proposed transfer, any information required to be provided by Rule 144A(d)(4) under the Securities Act, if applicable. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities. The information provided by material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.8.  QUARTERLY REPORTS.  Within  50  days of the end of each calendar year
           -----------------
quarter and within 100 days of the end of each calendar year during which the Debentures are issued and outstanding, the Offerors shall submit to The Bank of New York a completed quarterly report in the form attached hereto as Exhibit
                                                                         -------
D.  The  Offerors  acknowledge  and  agree  that  The  Bank  of New York and its
-
successors and assigns is a third party beneficiary of this Section 7.8

SECTION 8.  COVENANTS OF THE PLACEMENT AGENTS. The Placement Agents covenant and
            ---------------------------------
agree with the Offerors that, during the period from the date of this Agreement to the Closing Date, the Placement Agents shall use their best efforts and take all action necessary or appropriate to cause their representations and warranties contained in Section 6 to be true as of Closing Date, after giving effect to the transactions contemplated by this Agreement, as if made on and as of the Closing Date. The Placement Agents further covenant and agree not to engage in hedging transactions with respect to the Capital Securities unless such transactions are conducted in compliance with the Securities Act.

SECTION 9.  INDEMNIFICATION.
            ---------------

     9.1.  INDEMNIFICATION  OBLIGATION. The Offerors shall jointly and severally
           ---------------------------
indemnify and hold harmless the Placement Agents and the Purchaser and each of their respective agents, employees, officers and directors and each person that controls either of the Placement Agents or the Purchaser within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and agents, employees, officers and directors or any such controlling person of either of the Placement Agents or the Purchaser (each such person or entity, an "Indemnified Party") from and against any and all losses, claims, damages, judgments, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Offerors), insofar as such losses, claims, damages, judgments, liabilities or expenses (or actions in respect thereof) arise out of, or are based upon, or relate to, in whole or in part, (a) any untrue statement or alleged untrue statement of a material fact contained in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors, or (b) any omission or alleged omission to state in any information (whether written or oral) or documents executed in favor of, furnished or made available to the Placement Agents or the Purchaser by the Offerors a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Indemnified Party for any legal and other expenses as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, judgments, liability, expense or action described in this Section 9.1. In addition to their other obligations under this Section 9, the Offerors hereby agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of, or based upon, or related to the matters described above in this Section 9.1, they shall reimburse each Indemnified Party on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Indemnified Party shall promptly return such amounts to the Offerors together with interest, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by First Tennessee Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Indemnified Party within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

     9.2.  CONDUCT  OF  INDEMNIFICATION  PROCEEDINGS.  Promptly after receipt by
           -----------------------------------------
an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Offerors under this Section 9, notify the Offerors in writing of the commencement thereof; but, subject to Section 9.4, the omission to so notify the Offerors shall not relieve them from any liability pursuant to
Section 9.1 which the Offerors may have to any Indemnified Party unless and to the extent that the Offerors did not otherwise learn of such action and such failure by the Indemnified Party results in the forfeiture by the Offerors of substantial rights and defenses. In case any such action is brought against any Indemnified Party and such Indemnified Party seeks or intends to seek indemnity from the Offerors, the Offerors shall be entitled to participate in, and, to the extent that they may wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party; provided, however, if the defendants in
                                         --------  -------
any such action include both the Indemnified Party and the Offerors and the Indemnified Party shall have reasonably concluded that there may be a conflict between the positions of the Offerors and the Indemnified Party in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Offerors, the Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party. Upon receipt of notice from the Offerors to such Indemnified Party of their election to so assume the defense of such action and approval by the Indemnified Party of counsel, the Offerors shall not be liable to such Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof unless (i) the Indemnified Party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso in the preceding sentence (it being understood, however, that the Offerors shall not be liable for the expenses of more than one separate counsel representing the Indemnified Parties who are parties to such action), or (ii) the Offerors shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel of such Indemnified Party shall be at the expense of the Offerors.

     9.3.  CONTRIBUTION.  If  the  indemnification  provided for in this Section
           ------------
9 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an Indemnified Party under Section 9.1 in respect of any losses, claims, damages, liabilities or expenses referred to herein or therein, then the Offerors shall contribute to the amount paid or payable by such Indemnified Party as a result of any losses, claims, damages, judgments, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Indemnified Party, on the other hand, from the offering of such Capital Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Placement Agents, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein or other breaches which resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Offerors, on the one hand, and the Placement Agents, on the other hand, shall be deemed to be in the same proportion, in the case of the Offerors, as the total price paid to the Offerors for the Capital Securities sold by the Offerors to the Purchaser (net of the compensation paid to the Placement Agents hereunder, but before deducting expenses), and in the case of the Placement Agents, as the compensation received by them, bears to the total of such amounts paid to the Offerors and received by the Placement Agents as compensation. The relative fault of the Offerors and the Placement Agents shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission of a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Offerors or the Placement Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The provisions set forth in Section 9.2 with respect to notice of commencement of any action shall apply if a claim for contribution is made under this Section 9.3; provided, however, that no additional notice shall be required with respect
     --------  -------
to any action for which notice has been given under Section 9.2 for purposes of indemnification. The Offerors and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section
9.3. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, judgments, liabilities or expenses referred to in this
Section 9.3 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. In no event shall the liability of the Placement Agents hereunder be greater in amount than the dollar amount of the compensation (net of payment of all expenses) received by the Placement Agents upon the sale of the Capital Securities giving rise to such obligation. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

     9.4.  ADDITIONAL  REMEDIES.   The  indemnity  and  contribution  agreements
           --------------------
contained in this Section 9 are in addition to any liability that the Offerors may otherwise have to any Indemnified Party.

     9.5.  ADDITIONAL  INDEMNIFICATION.  The  Company  shall  indemnify and hold
           ---------------------------
harmless the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Sections 9.1 through 9.4 hereof.

SECTION 10.  RIGHTS  AND  RESPONSIBILITIES  OF  PLACEMENT  AGENTS.
             -----------------------------------------------------

     10.1. RELIANCE.  In  performing  their  duties  under  this  Agreement, the
           --------
Placement Agents shall be entitled to rely upon any notice, signature or writing which they shall in good faith believe to be genuine and to be signed or presented by a proper party or parties. The Placement Agents may rely upon any opinions or certificates or other documents delivered by the Offerors or their counsel or designees to either the Placement Agents or the Purchaser.

     10.2. RIGHTS  OF  PLACEMENT AGENTS.  In  connection with the performance of
           ----------------------------
their duties under this Agreement, the Placement Agents shall not be liable for any error of judgment or any action taken or omitted to be taken unless the Placement Agents were grossly negligent or engaged in willful misconduct in connection with such performance or non-performance. No provision of this Agreement shall require the Placement Agents to expend or risk their own funds or otherwise incur any financial liability on behalf of the Purchaser in connection with the performance of any of their duties hereunder. The Placement Agents shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement.

SECTION  11.  MISCELLANEOUS.
              -------------

     11.1.   DISCLOSURE  SCHEDULE.  The  term   "Disclosure  Schedule,"  as used
             --------------------
herein, means the schedule, if any, attached to this Agreement that sets forth items the disclosure of which is necessary or appropriate as an exception to one or more representations or warranties contained in Section 5 hereof; provided,
                                                                       --------
that any item set forth in the Disclosure Schedule as an exception to a representation or warranty shall be deemed an admission by the Offerors that such item represents an exception, fact, event or circumstance that is reasonably likely to result in a Material Adverse Effect. The Disclosure Schedule shall be arranged in paragraphs corresponding to the section numbers contained in Section 5. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the immediately preceding sentence, the mere listing (or inclusion of a copy) of a document or other item in the Disclosure Schedule shall not be deemed adequate to disclose an exception to a representation or warranty made herein unless the representation or warranty has to do with the existence of the document or other item itself. Information provided by the Company in response to any due diligence questionnaire shall not be deemed part of the Disclosure Schedule and shall not be deemed to be an exception to one or more representations or warranties contained in Section 5 hereof unless such information is specifically included on the Disclosure Schedule in accordance with the provisions of this Section 11.1.

     11.2.  LEGAL EXPENSES.  At Closing,  the  Placement  Agents shall provide a
            --------------
credit for the Offerors' transaction-related legal expenses in the amount of $10,000.00.

     11.3.  NOTICES.  Prior  to  the  Closing,  and  thereafter  with respect to
            -------
matters pertaining to this Agreement only, all notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or overnight air courier guaranteeing next day delivery:

     if to the Placement Agents, to:

                    FTN  Financial  Capital  Markets
                    845  Crossover  Lane,  Suite  150
                    Memphis,  Tennessee  38117
                    Telecopier:  901-435-4706
                    Telephone:  800-456-5460
                    Attention:  James  D.  Wingett

                         and

                    Keefe,  Bruyette  &  Woods,  Inc.
                    787  7th  Avenue
                    4th  Floor
                    New  York,  New  York  10019
                    Telecopier:  212-403-2000
                    Telephone:  212-403-1004
                    Attention: Mitchell Kleinman, General Counsel with a copy to:

                    Lewis,  Rice  &  Fingersh,  L.C.
                    500  North  Broadway,  Suite  2000
                    St.  Louis,  Missouri  63102
                    Telecopier:  314-241-6056
                    Telephone:  314-444-7600
                    Attention:  Thomas C. Erb, Esq.

                         and

                    Sidley  Austin  Brown  &  Wood  LLP
                    787  7th  Avenue
                    New  York,  New  York  10019
                    Telecopier:  212-839-5599
                    Telephone:  212-839-5300
                    Attention:  Renwick  Martin,  Esq.

if  to  the  Offerors,  to:

                    Community  Capital  Bancshares,  Inc.
                    2722  #1  Dawson  Road
                    Albany,  Georgia  31707
                    Telecopier:  229-446-2274
                    Telephone:  229-446-2201
                    Attention:  David  J.  Baranko

with  a  copy  to:

                    Powell, Goldstein, Frazer & Murphy LLP
                    191  Peachtree  Street,  N.E.
                    Sixteenth  Floor
                    Atlanta,  Georgia  30303
                    Telecopier:  404-572-6999
                    Telephone:  404-572-6904
                    Attention:  Lyn  G.  Schroeder,  Esq.

     All such notices and communications shall be deemed to have been duly given
(i) at the time delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed, (iii) when answered back, if telexed, (iv) the next business day after being telecopied, or
(v) the next business day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery. From and after the Closing, the foregoing notice provisions shall be superseded by any notice provisions of the Operative Documents under which notice is given. The Placement Agents, the Company, and their respective counsel, may change their respective notice addresses from time to time by written notice to all of the foregoing persons.

     11.4. PARTIES IN INTEREST, SUCCESSORS AND ASSIGNS.  Except as expressly set
           -------------------------------------------
forth herein, this Agreement is made solely for the benefit of the Placement Agents, the Purchaser and the Offerors and any person controlling the Placement Agents, the Purchaser or the Offerors and their respective successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

     11.5. COUNTERPARTS.  This  Agreement  may be executed by the parties hereto
           ------------
in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     11.6. HEADINGS.  The  headings  in  this  Agreement  are for convenience of
           --------
reference only and shall not limit or otherwise affect the meaning hereof.

     11.7. GOVERNING LAW.  THIS  AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
           -------------
ACCORDANCE  WITH  THE INTERNAL LAWS (AND NOT THE LAWS PERTAINING TO CONFLICTS OF
LAWS)  OF  THE  STATE  OF  NEW  YORK.

     11.8.  ENTIRE  AGREEMENT.  This  Agreement,  together  with  the  Operative
            -----------------
Documents and the other documents delivered in connection with the transactions contemplated by this Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the Operative Documents and the other documents delivered in connection with the transaction contemplated by this Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     11.9. SEVERABILITY.  In  the  event  that any one or more of the provisions
           ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Placement Agents' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

     11.10.  SURVIVAL.  The  Placement  Agents  and  the Offerors, respectively,
             --------
agree that the representations, warranties and agreements made by each of them in this Agreement and in any certificate or other instrument delivered pursuant hereto shall remain in full force and effect and shall survive the delivery of, and payment for, the Capital Securities.

                     Signatures appear on the following page

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance of this Agreement and deliver such counterpart to the Offerors whereupon this Agreement will become binding between us in accordance with its terms.

                                   Very  truly  yours,

                                   COMMUNITY CAPITAL BANCSHARES, INC.


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                   COMMUNITY CAPITAL STATUTORY TRUST I



                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:  Administrator



CONFIRMED AND ACCEPTED,
as of the date first set forth above


FTN FINANCIAL CAPITAL MARKETS,
A DIVISION OF FIRST TENNESSEE BANK, N.A.,
AS A PLACEMENT AGENT


By:_____________________________________________
Name:___________________________________________
Title:__________________________________________


KEEFE, BRUYETTE & WOODS, INC.

A NEW YORK CORPORATION, AS A PLACEMENT AGENT


By:_____________________________________________
Name:___________________________________________
Title:__________________________________________

                                    EXHIBIT A
                                    ---------

                         FORM OF SUBSCRIPTION AGREEMENT
                         ------------------------------

                       COMMUNITY CAPITAL STATUTORY TRUST I
                       COMMUNITY CAPITAL BANCSHARES, INC.

                             SUBSCRIPTION AGREEMENT

                                 MARCH 26, 2003

     THIS SUBSCRIPTION AGREEMENT (this "Agreement") made among Community Capital Statutory Trust I (the "Trust"), a statutory trust created under the Connecticut Statutory Trust Act (Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq.), Community Capital Bancshares, Inc., a Georgia corporation, with its principal offices located at 2722 #1 Dawson Road, Albany, Georgia 31707 (the "Company" and, collectively with the Trust, the "Offerors"), and Preferred Term Securities IX, Ltd. (the "Purchaser").

                                    RECITALS:

     A. The Trust desires to issue 4,000 of its Floating Rate Capital Securities (the "Capital Securities"), liquidation amount $1,000.00 per Capital Security, representing an undivided beneficial interest in the assets of the Trust (the "Offering"), to be issued pursuant to an Amended and Restated Declaration of Trust (the "Declaration") by and among the Company, U. S. Bank National Association ("U. S. Bank"), the administrators named therein, and the holders (as defined therein), which Capital Securities are to be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to the terms of a Guarantee Agreement between the Company and U. S. Bank, as trustee (the "Guarantee"); and

     B. The proceeds from the sale of the Capital Securities will be combined with the proceeds from the sale by the Trust to the Company of its common securities, and will be used by the Trust to purchase an equivalent amount of Floating Rate Junior Subordinated Deferrable Interest Debentures of the Company (the "Debentures") to be issued by the Company pursuant to an indenture to be executed by the Company and U. S. Bank, as trustee (the "Indenture"); and

     C. In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                     PURCHASE AND SALE OF CAPITAL SECURITIES

     1.1. Upon the execution of this Agreement, the Purchaser hereby agrees to purchase from the Trust 4,000 Capital Securities at a price equal to $1,000.00 per Capital Security (the "Purchase Price") and the Trust agrees to sell such Capital Securities to the Purchaser for said Purchase Price. The rights and preferences of the Capital Securities are set forth in the Declaration. The Purchase Price is payable in immediately available funds on March 26, 2003, or such other business day as may be designated by the Purchaser, but in no event later than March 28, 2003 (the "Closing Date"). The Offerors shall provide the Purchaser wire transfer instructions no later than 1 day following the date hereof.

     1.2. The certificate for the Capital Securities shall be delivered by the Trust on the Closing Date to the Purchaser or its designee.

     1.3. The Placement Agreement, dated March 17, 2003 (the "Placement Agreement"), among the Offerors and the Placement Agents identified therein includes certain representations and warranties, covenants and conditions to closing and certain other matters governing the Offering. The Placement Agreement is hereby incorporated by reference into this Agreement and the Purchaser shall be entitled to each of the benefits of the Placement Agents and the Purchaser under the Placement Agreement and shall be entitled to enforce the obligations of the Offerors under such Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     2.1. The Purchaser understands and acknowledges that neither the Capital Securities, the Debentures nor the Guarantee have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable securities law, are being offered for sale by the Trust in transactions not requiring registration under the Securities Act, and may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

     2.2. The Purchaser represents, warrants and certifies that (i) it is not a "U.S. person" as such term is defined in Rule 902 under the Securities Act, (ii) it is not acquiring the Capital Securities for the account or benefit of any such U.S. person, (iii) the offer and sale of Capital Securities to the Purchaser constitutes an "offshore transaction" under Regulation S of the Securities Act, and (iv) it will not engage in hedging transactions with regard to the Capital Securities unless such transactions are conducted in compliance with the Securities Act and the Purchaser agrees to the legends and transfer restrictions set forth on the Capital Securities certificate.

     2.3. The Purchaser represents and warrants that it is purchasing the Capital Securities for its own account, for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Capital Securities pursuant to an effective registration statement under the Securities Act or under Rule 144A or any other exemption from registration available under the Securities Act or any other applicable Securities law.

     2.4. The Purchaser represents and warrants that it has full power and authority to execute and deliver this Agreement, to make the representations and warranties specified herein, and to consummate the transactions contemplated herein and it has full right and power to subscribe for Capital Securities and perform its obligations pursuant to this Agreement.

     2.5. The Purchaser, a Cayman Islands Company whose business includes issuance of certain notes and acquiring the Capital Securities and other similar securities, represents and warrants that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Capital Securities, has had the opportunity to ask questions of, and receive answers and request additional information from, the Offerors and is aware that it may be required to bear the economic risk of an investment in the Capital Securities.

     2.6. The Purchaser represents and warrants that no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Agreement or to consummate the transactions contemplated herein.

     2.7. The Purchaser represents and warrants that this Agreement has been duly authorized, executed and delivered by the Purchaser.

     2.8. The Purchaser represents and warrants that (i) the Purchaser is not in violation or default of any term of its Memorandum of Association or Articles of Association, of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is a party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Purchaser which would prevent the Purchaser from performing any material obligation set forth in this Agreement; and (ii) the execution, delivery and performance of and compliance with this Agreement, and the consummation of the transactions contemplated herein, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or the suspension, revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to the Purchaser, its business or operations or any of its assets or properties which would prevent the Purchaser from performing any material obligations set forth in this Agreement.

     2.9. The Purchaser represents and warrants that the Purchaser is an exempted company with limited liability duly incorporated, validly existing and in good standing under the laws of the jurisdiction where it is organized, with full power and authority to perform its obligations under this Agreement.

     2.10. The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties or agreements deemed to have been made by it by its purchase of the Capital Securities are no longer accurate, it shall promptly notify the Company.

     2.11. The Purchaser understands that no public market exists for any of the Capital Securities, and that it is unlikely that a public market will ever exist for the Capital Securities.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

          To  the  Offerors:          Community  Capital  Bancshares,  Inc.
                                      2722  #1  Dawson  Road
                                      Albany,  Georgia  31707
                                      Attention:  David  J.  Baranko
                                      Fax:  229-446-2274

          To  the  Purchaser:         Preferred  Term  Securities  IX,  Ltd.
                                      c/o  Maples  Finance  Limited
                                      P.O.  Box  1093  GT
                                      Queensgate  House
                                      South  Church  Street

                                      George  Town,  Grand  Cayman
                                      Cayman  Islands
                                      Attention:  The  Directors
                                      Fax:  345-945-7100

           Unless otherwise expressly provided herein, notices shall be deemed to have been given on the date of mailing, except notice of change of address, which shall be deemed to have been given when received.

     3.2. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

     3.3. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Capital Securities as herein provided.

     3.4. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     3.5. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

     3.6. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     3.7. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all of the Offerors' and the Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

                     Signatures appear on the following page

     IN WITNESS WHEREOF, I have set my hand the day and year first written above.



PREFERRED  TERM  SECURITIES  IX,  LTD.


By:___________________________________
Print Name:___________________________
Title:________________________________

     IN WITNESS WHEREOF, this Agreement is agreed to and accepted as of the day and year first written above.


                                         COMMUNITY CAPITAL BANCSHARES, INC.


                                         By:____________________________________

                                         Name:__________________________________

                                         Title:_________________________________



                                         COMMUNITY CAPITAL STATUTORY TRUST I


                                         By:____________________________________

                                         Name:__________________________________

                                         Title:  Administrator

                                   EXHIBIT B-1
                                   -----------

                         FORM OF COMPANY COUNSEL OPINION
                         -------------------------------

                                 March 26, 2003


Preferred  Term  Securities IX, Ltd.               FTN Financial Capital Markets
c/o  Maples  Finance  Limited                      845 Crossover Lane, Suite 150
P.  O.  Box  1093  GT                              Memphis,  Tennessee  38117
Queensgate  House
South  Church  Street                              Keefe, Bruyette & Woods, Inc.
George  Town,  Grand  Cayman                       787  7th  Avenue
Cayman  Islands                                    4th  Floor
New  York,  New  York  10019


Ladies  and  Gentlemen:

     We have acted as counsel to Community Capital Bancshares, Inc. (the "Company"), a Georgia corporation in connection with a certain Placement Agreement, dated March 17, 2003, (the "Placement Agreement"), between the Company and Community Capital Statutory Trust I (the "Trust"), on one hand, and FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. (the "Placement Agents"), on the other hand. Pursuant to the Placement Agreement, and subject to the terms and conditions stated therein, the Trust will issue and sell to Preferred Term Securities IX, Ltd. (the "Purchaser"), $4,000,000.00 aggregate principal amount of Floating Rate Capital Securities (liquidation amount $1,000.00 per capital security) (the "Capital Securities").

     Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Placement Agreement.

     The law covered by the opinions expressed herein is limited to the law of the United States of America and of the State of Georgia.

     We have made such investigations of law as, in our judgment, were necessary to render the following opinions. We have also reviewed (a) the Company's Articles of Incorporation, as amended, and its By-Laws, as amended; and (b) such corporate documents, records, information and certificates of the Company and its Subsidiaries, certificates of public officials or government authorities and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to certain facts material to our opinions, we have relied, with your permission, upon statements, certificates or representations, including those delivered or made in connection with the above-referenced transaction, of officers and other representatives of the Company and its Subsidiaries and the Trust.

     As used herein, the phrase "to our knowledge" or "to the best of our knowledge" or other similar phrase means the actual knowledge of the attorneys who have had active involvement in the transactions described above or who have prepared or signed this opinion letter, or who otherwise have devoted substantial attention to legal matters for the Company.

     Based upon and subject to the foregoing and the further qualifications set forth below, we are of the opinion as of the date hereof that:


                                      B-1-1

     1. The Company is validly existing and in good standing under the laws of the State of Georgia and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Each of the Significant Subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and the Significant
Subsidiaries has full corporate power and authority to own or lease its properties and to conduct its business as such business is currently conducted in all material respects. To the best of our knowledge, all outstanding shares of capital stock of the Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable except to the extent such shares may be deemed assessable under 12 U.S.C. Section 1831o or 12 U.S.C.
Section 55, and are owned of record and beneficially, directly or indirectly, by the Company.

     2. The issuance, sale and delivery of the Debentures in accordance with the terms and conditions of the Placement Agreement and the Operative Documents have been duly authorized by all necessary actions of the Company. The issuance, sale and delivery of the Debentures by the Company and the issuance, sale and delivery of the Trust Securities by the Trust do not give rise to any preemptive or other rights to subscribe for or to purchase any shares of capital stock or equity securities of the Company or the Significant Subsidiaries pursuant to the corporate Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or the Significant Subsidiaries, or, to the best of our knowledge, any agreement or other instrument to which either Company or the Subsidiaries is a party or by which the Company or the Significant Subsidiaries may be bound.

     3. The Company has all requisite corporate power to enter into and perform its obligations under the Placement Agreement and the Subscription Agreement, and the Placement Agreement and the Subscription Agreement have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by general principles of equity and by bankruptcy or other laws affecting creditors' rights generally, and except as the indemnification and contribution provisions thereof may be limited under applicable laws and certain remedies may not be available in the case of a non-material breach.

     4. Each of the Indenture, the Trust Agreement and the Guarantee Agreement has been duly authorized, executed and delivered by the Company, and is a valid and legally binding obligation of the Company enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

     5. The Debentures have been duly authorized, executed and delivered by the Company, are entitled to the benefits of the Indenture and are legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors generally and of general principles of equity.

     6. To the best of our knowledge, neither the Company, the Trust, nor any other Subsidiaries of the Company is in breach or violation of, or default under, with or without notice or lapse of time or both, its Articles of Incorporation or Charter, By-Laws or other governing documents (including without limitation, the Trust Agreement). The execution, delivery and performance of the Placement Agreement and the Operative Documents and the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents do not and will not (i) result in the creation or imposition of any material lien, claim, charge, encumbrance or restriction upon any property or assets of the Company or its Subsidiaries, or (ii) conflict with, constitute a material breach or violation of, or constitute a material default under, with or without notice or lapse of time or both, any of the terms, provisions or conditions of


                                      B-1-2

(A) the Articles of Incorporation or Charter, By-Laws or other governing documents of the Company or its Subsidiaries, or (B) to the best of our knowledge, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, franchise, license or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (C) any order, decree, judgment, franchise, license, permit, rule or regulation of any court, arbitrator, government, or governmental agency or instrumentality, domestic or foreign, known to us having jurisdiction over the Company or its Subsidiaries or any of their respective properties which, in the case of each of (i) or (ii) above, is material to the Company and its Subsidiaries on a consolidated basis.

     7. Except for filings, registrations or qualifications that may be required by applicable securities laws, no authorization, approval, consent or order of, or filing, registration or qualification with, any person (including, without limitation, any court, governmental body or authority) is required under the laws of the State of Georgia in connection with the transactions contemplated by the Placement Agreement and the Operative Documents in connection with the offer and sale of the Capital Securities as contemplated by the Placement Agreement and the Operative Documents.

     8. To the best of our knowledge (i) no action, suit or proceeding at law or in equity is pending or threatened to which the Offerors or their Subsidiaries are or may be a party, and (ii) no action, suit or proceeding is pending or threatened against or affecting the Offerors or their Subsidiaries or any of their properties, before or by any court or governmental official, commission, board or other administrative agency, authority or body, or any arbitrator, wherein an unfavorable decision, ruling or finding could reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by the Placement Agreement and the Operative Documents or the issuance and sale of the Capital Securities as contemplated therein or the condition (financial or otherwise), earnings, affairs, business, or results of operations of the Offerors and their Subsidiaries on a consolidated basis.

     9. Assuming the truth and accuracy of the representations and warranties of the Placement Agents in the Placement Agreement and the Purchaser in the Subscription Agreement, it is not necessary in connection with the offering, sale and delivery of the Capital Securities, the Debentures and the Guarantee Agreement (or the Guarantee) to register the same under the Securities Act of 1933, as amended, under the circumstances contemplated in the Placement Agreement and the Subscription Agreement.

     10. Neither the Company nor the Trust is or after giving effect to the offering and sale of the Capital Securities and the consummation of the transactions described in the Placement Agreement will be, an "investment company" or an entity "controlled" by an "investment company," in each case within the meaning of the Investment Company Act of 1940, as amended, without regard to Section 3(c) of such Act.

     The opinion expressed in the first two sentences of numbered paragraph 1 of this Opinion Letter is based solely upon certain certificates and confirmations issued by the applicable governmental officer or authority with respect to each of the Company and the Significant Subsidiaries.

     With respect to the foregoing opinions, since no member of this firm is actively engaged in the practice of law in the States of Connecticut or New York, we do not express any opinions as to the laws of such states and have (i) relied, with your approval, upon the opinion of Bingham McCutchen LLP with respect to matters of Connecticut law and (ii) assumed, with your approval and without rendering any opinion to such effect, that the laws of the State of New York, in all respects material to this opinion, are substantively identical to the laws of the State of Georgia, without regard to conflict of law provisions.


                                      B-1-3

     This opinion is rendered to you solely pursuant to Section 3.1(a) of the Placement Agreement. As such, it may be relied upon by you only and may not be used or relied upon by any other person for any purpose whatsoever without our prior written consent.

                              Very  truly  yours,


                                      B-1-4

                                   EXHIBIT B-2
                                   -----------

                       FORM OF CONNECTICUT COUNSEL OPINION
                       -----------------------------------

TO  THE  PARTIES  LISTED
ON  SCHEDULE  I  HERETO

Ladies  and  Gentlemen:

     We have acted as special counsel in the State of Connecticut (the "State") for Community Capital Statutory Trust I (the "Trust"), a Connecticut statutory trust formed pursuant to the Amended and Restated Declaration of Trust (the "Trust Agreement") dated as of the date hereof, among Community Capital Bancshares, Inc., a Georgia corporation (the "Sponsor"), U. S. Bank National Association, a national banking association ("U. S. Bank"), in its capacity as Institutional Trustee (the "Institutional Trustee"), and Robert E. Lee, David J. Baranko and Charles M. Jones, III, each, an individual, (each, an "Administrator") in connection with the issuance by the Trust to the Holders (as defined in the Trust Agreement) of its capital securities (the "Capital Securities") pursuant to the Placement Agreement dated as of March 17, 2003 (the "Placement Agreement"), the issuance by the Trust to the Sponsor of its Common Securities, pursuant to the Trust Agreement and the acquisition by the Trust from the Sponsor of Debentures, issued pursuant to the Indenture dated as of the date hereof (the "Indenture").

     The Institutional Trustee has requested that we deliver this opinion to you in accordance with Section 3.1(b) of the Placement Agreement. Capitalized terms not otherwise defined herein shall have the meanings specified in, or defined by reference in or set forth in the Operative Documents (as defined below).

     Our representation of the Trust has been as special counsel for the limited purposes stated above. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the parties set forth in the Operative Documents and (ii) certificates delivered to us by the management of U. S. Bank, and have assumed, with your permission, without independent inquiry, the accuracy of those representations, warranties and certificates.

     We have examined the following documents to which the Trust is a party, each of which is dated the date hereof, unless otherwise noted:

               (i)     the Trust  Agreement;

               (ii)    the Placement  Agreement;

               (iii)   the Subscription  Agreement;

               (iv)    the Certificate  of  Common  Securities;

               (v)     the Certificate  of  Capital  Securities;

               (vi)    the Guarantee  Agreement;

               (vii) the Certificate of Trust filed with the Secretary of State of the State of Connecticut dated
                       March 13, 2003; and


                                      B-2-1

               (viii) a Certificate of Legal Existence for the Trust obtained from the Secretary of State of the State of Connecticut dated March 14, 2003 (the "Certificate of Legal Existence").

     The documents referenced in subparagraphs (i) through (vii) above are hereinafter referred to collectively as the "Operative Documents."

     We have also examined originals, or copies, certified or otherwise identified to our satisfaction, of such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of rendering this opinion. For purposes of our opinion rendered in paragraph 1 below, with respect to the legal existence of the Trust, our opinion relies entirely upon and is limited by the Certificate of Legal Existence, which is attached hereto as Exhibit A.
                                                            ---------

     We have assumed, with your permission, the genuineness of all signatures (other than those on behalf of U. S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust), the conformity of the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document (other than those individuals executing documents on behalf of U. S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust).

     When an opinion set forth below is given to the best of our knowledge, or to our knowledge, or with reference to matters of which we are aware or which are known to us, or with another similar qualification, the relevant knowledge or awareness is limited to the actual knowledge or awareness of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion except as indicated herein.

     For the purposes of this opinion we have made such examination of law as we have deemed necessary. The opinions expressed below are limited solely to the internal substantive laws of the State (as applied by courts located in the State without regard to choice of law) and we express no opinion as to the laws of any other jurisdiction. To the extent to which this opinion deals with matters governed by or relating to the laws of any other state or jurisdiction, we have assumed, with your permission, that the Operative Documents are governed by the internal substantive laws of the State.

     We express no opinion as to (i) the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor or any provisions of the Trust Agreement with respect to indemnification or contribution and (ii) the accuracy or completeness of any exhibits or schedules to the Operative Documents. No opinion is given herein as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Operative Documents. No opinion is expressed herein as to the application or effect of federal securities laws or as to the securities or so-called "Blue Sky" laws of Connecticut or of any other state or other jurisdiction.

     Our opinion, with your permission, is further subject to the following exceptions, qualifications and assumptions:

          (a) We have assumed without any independent investigation that (i) each party to the Operative Documents, other than U. S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee and the Trust, as applicable, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is


                                      B-2-2
     required generally or necessary in order for such party to enforce its rights under such Operative Documents, (ii) each party to the Operative Documents, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be (other than U. S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust) to execute, deliver and to perform its obligations under, the Operative Documents, and (iii) each party to the Operative Documents other than U. S. Bank, the Guarantee Trustee, Indenture Trustee, Institutional Trustee or the Trust has duly executed and delivered each of such agreements and instruments to which it is a party and that the execution and delivery of such agreements and instruments and the transactions contemplated thereby have been duly authorized by proper corporate or other organizational proceedings as to each such party.

          (b) We have assumed without any independent investigation (i) that the Institutional Trustee, the Sponsor and the Administrators have received the agreed to and stated consideration for the incurrence of the obligations applicable to it under the Trust Agreement and each of the other Operative Documents, (ii) that each of the Operative Documents (other than the Trust Agreement) is a valid, binding and enforceable obligation of each party thereto other than the Trust, U. S. Bank and the Institutional Trustee, as applicable; and, for the purposes of this opinion letter, we herein also assume that each of the Operative Documents (other than the Trust Agreement) constitutes a valid, binding and enforceable obligation of U. S. Bank, the Guarantee Trustee and the Indenture Trustee, as applicable under Connecticut and federal law (as to which such matters we are delivering to you a separate opinion letter on this date, which is subject to the assumptions, qualifications and limitations set forth therein).

          (c) The enforcement of any obligations of U. S. Bank, the Sponsor and the Administrators, as applicable, under the Trust Agreement and the obligations of the Trust under the other Operative Documents may be limited by the receivership, conservatorship and supervisory powers of depository institution regulatory agencies generally, as well as by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of U. S. Bank, the Sponsor, the Administrators or the Trust under any of the Operative Documents.

          (d) We express no opinion as to the enforceability of any particular provision of the Trust Agreement or the other Operative Documents relating to remedies after default.

          (e) We express no opinion as the availability of any specific or equitable relief of any kind.

          (f) The enforcement of any rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (g) We express no opinion as to the enforceability of any particular provision of any of the Operative Documents relating to (i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue, (ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102(3), 9-501(3) or


                                      B-2-3
     other provisions of the Uniform Commercial Code ("UCC") of the State, (v) the grant of powers of attorney to any person or entity, or (vi) exculpation or exoneration clauses, indemnity clauses, and clauses relating to releases or waivers of unmatured claims or rights.

          (h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

          (i) We express no opinion as to any requirement that any party to the Operative Documents (or any other persons or entities purportedly entitled to the benefits thereof) qualify or register to do business in any jurisdiction in order to be able to enforce its rights thereunder or obtain the benefits thereof.

     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. The Trust has been duly formed and is validly existing as a statutory trust under the Connecticut Statutory Trust Act, Chapter 615 of Title 34 of the Connecticut General Statutes, Section 500, et seq. (the "Act").
                                                            -- ---

     2.     The Trust Agreement constitutes a valid and binding obligation of U.
S. Bank and the Institutional Trustee enforceable against U. S. Bank and the Institutional Trustee in accordance with the terms thereof.

     3. The Trust Agreement constitutes a valid and binding obligation of the Sponsor and the Administrators, enforceable against the Sponsor and the Administrators in accordance with its terms.

     4. The Trust has the requisite trust power and authority to (a) execute and deliver, and to perform its obligations under, the Operative Documents, and
(b)  perform  its  obligations  under  such  Operative  Documents.

     5. Each of the Operative Documents to which the Trust is a party constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with the terms thereof.

     6. The Capital Securities have been duly authorized by the Trust under the Trust Agreement, and the Capital Securities, when duly executed and delivered to the Holders in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement, will be validly issued, fully paid and nonassessable and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

     7.     The  Common  Securities  have  been  duly  authorized  by  the Trust
Agreement, and the Common Securities, when duly executed and delivered to the Company in accordance with the Trust Agreement, the Placement Agreement and the Subscription Agreement and delivered and paid for in accordance therewith, will be validly issued, fully paid and nonassessable (subject to Section 9.1(b) of the Trust Agreement which provides that the Holders of Common Securities are liable for debts and obligations of the Trust to the extent such debts and obligations are not satisfied out of the Trust's assets) and will evidence undivided beneficial interests in the assets of the Trust and will be entitled to the benefits of the Trust Agreement.

     8. Neither the execution, delivery or performance by the Trust of the Operative Documents, the consummation by the Trust of the transactions contemplated thereby, nor compliance by the Trust


                                      B-2-4
with any of the terms and provisions thereof, (a) violates the Trust Agreement, or, to the best of our knowledge, contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any lien (other than as permitted under the Operative Documents) upon property of the Trust under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, license or other agreement or instrument, in each case known to us, to which it is a party or by which it is bound or (b) violates any applicable Connecticut law governing the Trust, or, to the best of our knowledge, any judgment or order of any court or other tribunal, in each case known to us, applicable to or binding on it.

     9. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any Connecticut governmental authority regulating the Trust is required for the execution, delivery, validity or performance of, or the carrying out by, the Trust of any of the transactions contemplated by the Operative Documents, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken.

     10. The Holders, as the beneficial holders of the Capital Securities, will be entitled to the same limitation of personal liability extended to shareholders of domestic corporations organized under the laws of the State.

     11. Under the Trust Agreement, the issuance of the Capital Securities is not subject to preemptive rights.

     12. Assuming that the Trust will not be taxable as a corporation for federal income tax purposes, but rather will be classified for such purposes as a grantor trust, the Trust will not be subject to any tax, fee or other government charge under the laws of the State of Connecticut or any political subdivision thereof.

     This opinion is rendered solely for the benefit of those institutions listed on Schedule I hereto and their successors and assigns in connection with
           ----------
the transactions contemplated by the Operative Documents and may not be used or relied upon by any other person or for any other purpose.

                                      Very  truly  yours,

                                      BINGHAM  MCCUTCHEN  LLP


                                      B-2-5

                                   SCHEDULE I
                                   ----------

      U.  S.  Bank  National  Association

      FTN  Financial  Capital  Markets

      Keefe,  Bruyette  &  Woods,  Inc.

      Preferred  Term  Securities  IX,  Ltd.

      Preferred  Term  Securities  IX,  Inc.

      Lewis,  Rice  &  Fingersh,  L.C.

      Community  Capital  Bancshares,  Inc.

      Powell,  Goldstein,  Frazer  &  Murphy  LLP


                                      B-2-6

                            EXHIBIT A TO EXHIBIT B-2
                            ------------------------

                         CERTIFICATE OF LEGAL EXISTENCE
                         ------------------------------

                                 (See Tab No. 6)


                                      B-2-7

                                   EXHIBIT B-3
                                   -----------

                           FORM OF TAX COUNSEL OPINION
                           ---------------------------

Community  Capital  Bancshares,  Inc.
2722  #1  Dawson  Road
Albany,  Georgia  31707

Community  Capital  Statutory  Trust  I
c/o  Community  Capital  Bancshares,  Inc.
2722  #1  Dawson  Road
Albany,  Georgia  31707

FTN Financial Capital Markets
845  Crossover  Lane,  Suite  150
Memphis,  Tennessee  38117

Keefe, Bruyette & Woods, Inc.
787  7th  Avenue
4th  Floor
New  York,  New  York  10019

Ladies  and  Gentlemen:

     We have acted as special tax counsel to Community Capital Bancshares, Inc. and to Community Capital Statutory Trust I in connection with the proposed issuance of (i) Floating Rate Capital Securities, liquidation amount $1,000.00 per Capital Security (the "Capital Securities") of Community Capital Statutory Trust I, a statutory business trust created under the laws of Connecticut (the "Trust"), pursuant to the terms of the Amended and Restated Declaration of Trust dated as of the date hereof by Community Capital Bancshares, Inc., a Georgia corporation (the "Company"), U. S. Bank National Association, as institutional trustee, and Robert E. Lee, David J. Baranko and Charles M. Jones, III, as Administrators (the "Trust Agreement"), (ii) Junior Subordinated Deferrable
Interest Debentures (the "Corresponding Debentures") of the Company issued pursuant to the terms of an Indenture dated as of the date hereof from the Company to U. S. Bank National Association, as trustee (the "Indenture"), which Debentures are to be sold by the Company to the Trust, and (iii) the Guarantee Agreement of the Company with respect to the Capital Securities dated as of the date hereof (the "Guarantee") between the Company and U. S. Bank National Association, as guarantee trustee. The Capital Securities and the Corresponding Debentures are to be issued as contemplated by the Offering Circular (the "Offering Circular") dated March 17, 2003 prepared by Preferred Term Securities IX, Ltd., an entity formed under the Companies Law of the Cayman Islands, and Preferred Term Securities IX, Inc., a Delaware corporation.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including (i) the Offering Circular, (ii) the Indenture, (iii) the form of the Corresponding Debentures attached as an exhibit to the Indenture, (iv) the Trust Agreement,
(v) the Guarantee, and (vi) the form of Capital Securities Certificate attached as an exhibit to the Trust Agreement (collectively the "Documents"). Furthermore, we have relied upon certain representations made by the Company and upon the opinion of Bingham McCutchen LLP as to certain matters of Connecticut law. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or


                                      B-3-1
photostatic copies, the authenticity of the originals of such latter documents, the genuineness of all signatures and the correctness of all representations made therein. We have further assumed that there are no agreements or understandings contemplated therein other than those contained in the Documents.

     Based upon the foregoing, and assuming (i) that the final Documents will be substantially identical to the forms examined, (ii) full compliance with all the terms of the final Documents, and (iii) the accuracy of representations made by the Company and delivered to us, we are of the opinion that:

     (a) The Corresponding Debentures will be classified as indebtedness of the Company for U.S. federal income tax purposes.

     (b) The Trust will be characterized as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

     The opinions expressed above are based on existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury regulations, published interpretations by the Internal Revenue Service of the Code and such Treasury regulations, and existing court decisions, any of which could be changed at any time. Any such changes may or may not be retroactively applied, and may result in federal income tax consequences that differ from those reflected in the opinions set forth above. We note that there is no authority directly on point dealing with securities such as the Capital Securities or with transactions of the type described herein, and that the authorities on which this opinion is based are subject to various interpretations. Further, you should be aware that opinions of counsel have no official status and are not binding on the Internal Revenue Service or the courts. Accordingly, we can provide no assurance that the interpretation of the federal income tax laws set forth in our opinions will prevail if challenged by the IRS in an administrative or judicial proceeding.

     We have also assumed that each transaction contemplated herein will be carried out strictly in accordance with the Documents. Any variance in the facts may result in Federal income tax consequences that differ from those reflected in the opinions set forth above.

     Additionally, we undertake no obligation to update this opinion in the event there is either a change in the legal authorities, in the facts (including the taking of any action by any party to any of the transactions described in the Documents relating to such transactions) or in the Documents on which this opinion is based, or an inaccuracy in any of the representations upon which we have relied in rendering this opinion.

     We express no opinion with respect to any matter not specifically addressed by the foregoing opinions, including state or local tax consequences, or any federal, state, or local issue not specifically referred to and discussed above including, without limitation, the effect on the matters covered by this opinion of the laws of any other jurisdiction.

     This letter is delivered for the benefit of the specified addressees and may not be relied upon by any other person. No portion of this letter may be quoted or otherwise referred to in any document or delivered to any other person or entity without the express written consent of Lewis, Rice & Fingersh, L.C. This opinion letter is rendered as of the date set forth above.

                                     Very  truly  yours,

                                     LEWIS,  RICE  &  FINGERSH,  L.C.


                                      B-3-2

Lewis, Rice & Fingersh, L.C.
500 N. Broadway, Suite 2000
St. Louis, Missouri  63102
Attention:  Lawrence H. Weltman, Esq.

     RE: REPRESENTATIONS CONCERNING THE ISSUANCE OF FLOATING RATE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES (THE "DEBENTURES") TO COMMUNITY CAPITAL STATUTORY TRUST I (THE "TRUST") AND SALE OF TRUST SECURITIES (THE "TRUST SECURITIES") OF THE TRUST

Ladies  and  Gentlemen:

     In accordance with your request, Community Capital Bancshares, Inc. (the "Company") hereby makes the following representations in connection with the preparation of your opinion letter as to the United States federal income tax consequences of the issuance by the Company of the Debentures to the Trust and the sale of the Trust Securities.

     Company  hereby  represents  that:

     1. The sole assets of the Trust will be the Debentures, any interest paid on the Debentures to the extent not distributed, proceeds of the Debentures, or any of the foregoing.

     2. The Company intends to use the net proceeds from the sale of the Debentures for general corporate purposes.

     3. The Trust was not formed to conduct any trade or business and is not authorized to conduct any trade or business. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Debentures, and (iii) engaging only in activities necessary or incidental thereto.

     4. The Trust was formed to facilitate direct investment in the assets of the Trust, and the existence of multiple classes of ownership is incidental to that purpose. There is no intent to provide holders of such interests in the Trust with diverse interests in the assets of the Trust.

     5. The Company intends to create a debtor-creditor relationship between the Company, as debtor, and the Trust, as a creditor, upon the issuance and sale of the Debentures to the Trust by the Company. The Company will (i) record and at all times continue to reflect the Debentures as indebtedness on its separate books and records for financial accounting purposes, and (ii) treat the Debentures as indebtedness for all United States tax purposes.

     6. During each year, the Trust's income will consist solely of payments made by the Company with respect to the Debentures. Such payments will not be derived from the active conduct of a financial business by the Trust. Both the Company's obligation to make such payments and the measurement of the amounts payable by the Company are defined by the terms of the Debentures. Neither the Company's obligation to make such payments nor the measurement of the amounts payable by the Company is dependent on income or profits of Company or any affiliate of the Company.

     7. The Company expects that it will be able to make, and will make, timely payment of amounts identified by the Debentures as principal and interest in accordance with the terms of the Debentures with available capital or accumulated earnings.


                                      B-3-3

     8. The Company presently has no intention to defer interest payments on the Debentures, and it considers the likelihood of such a deferral to be remote because, if it were to exercise its right to defer payments of interest with respect to the Debentures, it would not be permitted to declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any capital stock of the Company or any affiliate of the Company (other than payments of dividends or distributions to the Company) or make any payment of principal of or interest or premium, if any, on or repay, repurchase, or redeem any debt securities of the Company or any affiliate of the Company that rank pari passu in all respects with or junior in interest to the Debentures, in each case subject to limited exceptions stated in
Section 2.11 of the Indenture to be entered into in connection with the issuance of the Debentures.

     9. Immediately after the issuance of the Debentures, the debt-to-equity ratio of the Company (as determined for financial accounting purposes, but excluding deposit liabilities from the Company's debt) will be within standard depository institution industry norms and, in any event, will be no higher than four to one (4 : 1).

     10. To the best of our knowledge, the Company is currently in compliance with all federal, state, and local capital requirements, except to the extent that failure to comply with any such requirements would not have a material adverse effect on the Company and its affiliates.

     11. The Company will not issue any class of common stock or preferred stock senior to the Debentures during their term.

     12. The Internal Revenue Service has not challenged the interest deduction on any class of the Company's subordinated debt in the last ten (10) years on the basis that such debt constitutes equity for federal income tax purposes.

     The above representations are accurate as of the date below and will continue to be accurate through the issuance of the Trust Securities, unless you are otherwise notified by us in writing. The undersigned understands that you will rely on the foregoing in connection with rendering certain legal opinions, and possesses the authority to make the representations set forth in this letter on behalf of the Company.

                                           Very  truly  yours,

                                           COMMUNITY CAPITAL BANCSHARES, INC.


Date:  March  24,  2003                    By:     _____________________________

                                           Title:  _____________________________


                                      B-3-4

                                    EXHIBIT C
                                    ---------

                            SIGNIFICANT SUBSIDIARIES
                            ------------------------

Albany Bank & Trust, National Association

                                    EXHIBIT D
                                    ---------

                            FORM OF QUARTERLY REPORT
                            ------------------------


Preferred Term Securities IX, Ltd.
c/o The Bank of New York
Collateralized Debt Obligation Group
101 Barclay Street, 8E
New York, New York  10286
Attention:  Franco B. Talavera

CDO  Relationship  Manager
BANK  HOLDING  COMPANY
As of [March 31, June 30, September 30 or December 31], 20__

Tier  1  to  Risk  Weighted  Assets                           _________%

Ratio  of  Double  Leverage                                   _________%

Non-Performing  Assets  to  Loans  and  OREO                  _________%

Ratio  of  Reserves  to  Non-Performing  Loans                _________%

Ratio  of  Net  Charge-Offs  to  Loans                        _________%

Return  on  Average  Assets  (annualized)**                   _________%

Net  Interest  Margin  (annualized)**                         _________%

Efficiency  Ratio                                             _________%

Ratio  of  Loans  to  Assets                                  _________%

Ratio  of  Loans  to  Deposits                                _________%

Total  Assets                                                 $_________

Year  to  Date  Income                                        $_________

___________________
*A table describing the quarterly report calculation procedures is provided on page D-2

** To annualize Return on Average Assets and Net Interest Margin do the following:
1st Quarter-multiply income statement item by 4, then divide by balance sheet item(s)
2nd Quarter-multiply income statement item by 2,then divide by balance sheet item(s)
3rd Quarter-divide income statement item by 3, then multiply by 4, then divide by balance sheet item(s)
4th  Quarter-should  already  be  an  annual  number
NO  ADJUSTMENT  SHOULD  BE  MADE  TO  BALANCE  SHEET  ITEMS

                              Financial Definitions


                     CORRESPONDING FRY-9C OR LP LINE ITEMS
REPORT ITEM          WITH LINE ITEM CORRESPONDING SCHEDULES                 DESCRIPTION OF CALCULATION
-------------------  ---------------------------------------  -------------------------------------------------------
"Tier 1 Capital" to  BHCK7206                                 Tier 1 Risk Ratio:  Core Capital (Tier 1)/ Risk-
Risk Weighted        Schedule HC-R                            Adjusted Assets
Assets
-------------------  ---------------------------------------  -------------------------------------------------------
Ratio of Double      (BHCP0365)/(BHCP3210)                    Total equity investments in subsidiaries divided
Leverage             Schedule PC  in the LP                   by the total equity capital.  This field is calculated
                                                              at the parent company level.  "Subsidiaries"
                                                              include bank, bank holding company, and
                                                              nonbank subsidiaries.
-------------------  ---------------------------------------  -------------------------------------------------------
Non-Performing       (BHCK5525-BHCK3506+BHCK5526-             Total Nonperforming Assets (NPLs+Foreclosed
Assets to Loans      BHCK3507+BHCK2744)/(BHCK2122+BHCK        Real Estate+Other Nonaccrual & Repossessed
and OREO             744) Schedules HC-C, HC-M & HC-N         Assets)/ Total Loans + Foreclosed Real Estate
-------------------  ---------------------------------------  -------------------------------------------------------
Ratio of Reserves    (BHCK3123+BHCK3128)/(BHCK5525-           Total Loan Loss and Allocated Transfer Risk
to Non-Performing    BHCK3506+BHCK5526-BHCK3507)              Reserves/ Total Nonperforming Loans
Loans                Schedules HC & HC-N                      (Nonaccrual + Restructured)
-------------------  ---------------------------------------  -------------------------------------------------------
Ratio of Net         (BHCK4635-BHCK4605)/(BHCK3516)           Net charge offs for the period as a percentage of
Charge-Offs to       Schedules HI-B & HC-K                    average loans.
Loans
-------------------  ---------------------------------------  -------------------------------------------------------
Return on Assets     (BHCK4340/BHCK3368)                      Net Income as a percentage of Assets.
                     Schedules HI & HC-K
-------------------  ---------------------------------------  -------------------------------------------------------
Net Interest         (BHCK4519)/(BHCK3515+BHCK3365+BHCK       (Net Interest Income Fully Taxable Equivalent, if
Margin               3516+BHCK3401+BHCKB985)                  available / Average Earning Assets)
                     Schedules HI Memorandum and HC-K
-------------------  ---------------------------------------  -------------------------------------------------------
Efficiency Ratio     (BHCK4093)/(BHCK4519+BHCK4079)           (Noninterest Expense)/ (Net  Interest Income
                      Schedule HI                             Fully Taxable Equivalent, if available, plus
                                                              Noninterest Income)
-------------------  ---------------------------------------  -------------------------------------------------------
Ratio of Loans to    (BHCKB528+BHCK5369)/BHCK2170)            Total Loans & Leases (Net of Unearned Income &
Assets               Schedule HC                              Gross of Reserve)/ Total Assets
-------------------  ---------------------------------------  -------------------------------------------------------
Ratio of Loans to    (BHCKB528+BHCK5369)/(BHDM6631+BHD        Total Loans & Leases (Net of Unearned Income &
Deposits             M6636+BHFN6631+BHFN6636)                 Gross of Reserve)/ Total Deposits (Includes
                     Schedule HC                              Domestic and Foreign Deposits)
-------------------  ---------------------------------------  -------------------------------------------------------
Total Assets         (BHCK2170)                               The sum of total assets.  Includes cash and
                     Schedule HC                              balances due from depository institutions;
                                                              securities; federal funds sold and securities
                                                              purchased under agreements to resell; loans and
                                                              lease financing receivables; trading assets;
                                                              premises and fixed assets; other real estate owned;
                                                              investments in unconsolidated subsidiaries and
                                                              associated companies; customer's liability on
                                                              acceptances outstanding; intangible assets; and
                                                              other assets.
-------------------  ---------------------------------------  -------------------------------------------------------
Net Income           (BHCK4300)                               The sum of income (loss) before extraordinary
                     Schedule HI                              items and other adjustments and extraordinary
                                                              items; and other adjustments, net of income taxes.
-------------------  ---------------------------------------  -------------------------------------------------------